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Polestar O2 concept envisions new age for electric roadsters

•	Second concept car from Polestar builds on Precept design language

•	Bespoke aluminum platform showcases quality and rigidity

•	Sustainability and technology ambitions take next steps toward greater circularity with recycled polyester thermoplastic mono-material and aluminum labelling

•	Autonomous cinematic drone mixes innovation with fun

GOTHENBURG, SWEDEN – 2 March 2022. Polestar, the pure play electric performance car brand, has revealed a new concept car that redefines sports roadsters for the electric age. Named Polestar O2, the hard-top convertible is Polestar’s vision of open-top performance and a thrilling driving experience – with all the benefits of electric mobility.

“Polestar O2 is the hero car for our brand,” comments Thomas Ingenlath, Polestar CEO. “It opens the door to our secret chamber of future potential. This is a taste of what we can design and engineer with the talent and technology we have in-house. It looks incredible, and being able to lower the roof and not hear an engine promises a superb sensation.”

Dynamics

Maximilian Missoni, Polestar’s Head of Design, says: “Polestar O2 is our vision of a new era for sports cars. By mixing the joy of open top driving with the purity of electric mobility, it unlocks a new mix of emotions in a car. But as with all our cars, we are about more than just straight line sprints. It’s when you turn the steering wheel that the true fun begins.”

The driving experience in the Polestar O2 is designed to be lively, light and full of confidence. Predictability and playfulness are core to exciting, spirited driving. Tight body control, high rigidity and intuitive dynamics are inherent benefits of the bespoke bonded aluminum platform which is adapted from the Polestar 5, developed in-house by Polestar’s R&D team in the UK.

The high quality and rigidity of the bonded aluminum platform are geared towards heightened dynamic response. Handling dynamics are taut thanks also to small roll angles and high roll damping, and the agile, direct steering feel is linear, with great steering torque build-up.

Design

Clearly related to the Polestar Precept concept car but with its own distinct character, the look of Polestar O2 shows how Polestar’s evolving design language can be adapted to different body styles with a strong family resemblance. The low and wide body with an assertive stance, compact 2+2 cabin design, minimal overhangs and a long wheelbase, embody classic sports car proportions but with a clearly modern, electric feel.

“This car is a meeting point between technology and art, between precision and sculpture, with a determined but not aggressive stance,” continues Maximilian Missoni.

Aerodynamics are manipulated to maximize range thanks to disguised design features like integrated ducts that improve laminar air flow over the wheels and body sides, and the rear lights that function as air blades to reduce turbulence behind the car.

Sustainability and technology

Polestar O2 also showcases advances in sustainability and technology. A new thermoplastic mono-material features extensively in the interior. The term “mono-material” describes the use of a single base material to manufacture different components.

In Polestar O2, recycled polyester is the sole material used for all the soft components of the interior: foam, adhesive, 3D knit fibers and non-woven lamination. This simplifies recycling and is a significant step towards greater circularity, while also reducing weight and waste.

Polestar sustainability teams believe that materials should be recycled, not downcycled. In Polestar O2, they have integrated a new method of controlling recycled content and improving circularity of metal components. Different grades of aluminum are used throughout the chassis to help deliver a thrilling driving experience.

These different grades are labelled, allowing them to be recycled more effectively and for their properties to be retained. High grade aluminum remains high grade, while other grades maintain their varied characteristics, allowing for greater material efficiency and a lower requirement for virgin aluminum.

Innovation

In a world increasingly driven by social media, the Polestar O2 features an autonomous cinematic drone integrated behind the rear seats. Developed in collaboration with Aerofugia’s consumer electronics brand Hoco Flow, the concept drone can be deployed while the car is moving, to record the perfect driving sequence.

Polestar engineers have developed a specialized aerofoil that raises behind the rear seats to create a calm area of negative pressure that allows the drone to take off when the car is on the move. The drone operates autonomously, automatically following the car at speeds up to 90 km/h, and the driver can choose between an atmospheric sequence – great for a coastline cruise – or a more action-filled sequence with a sportier expression. After filming, the drone can autonomously return to the car. Video clips can be edited and shared directly from the 15-inch center display when the car is parked.

“We wanted to emphasize the experience you can have with a car like the Polestar O2 in new and unusual ways,” continues Maximilian Missoni. “Integrating an autonomous cinematic drone was something that allowed us to push the boundaries on the innovation front. Not needing to stop and off-load the drone before filming, but rather deploying it at speed, is a key benefit to this innovative design.”

Polestar O2 continues the strong foundations laid by Polestar Precept as a vision of the company’s future design, technology and sustainability ambitions. Polestar plans to launch three new cars over the coming three years, starting in 2022, each of which has potential to gradually realize some of the ideas presented by these concept cars. Polestar also intends to list on the Nasdaq in a proposed business combination with Gores Guggenheim, Inc. (Nasdaq: GGPI, GGPIW, and GGPIU), which is expected to close in the first half of 2022.

Ends.

About Polestar

Polestar was established as a new, standalone Swedish premium electric vehicle manufacturer in 2017. Founded by Volvo Cars and Geely Holding, Polestar enjoys specific technological and engineering synergies with Volvo Cars and benefits from significant economies of scale as a result.

Polestar is headquartered in Gothenburg, Sweden, and its vehicles are currently available and on the road in markets across Europe, North America, China and Asia Pacific. By 2023, the company plans that its cars will be available in an aggregate of 30 markets. Polestar cars are currently manufactured in two facilities in China, with additional future manufacturing planned in the USA.

In September 2021, Polestar announced its intention to list as a public company on the Nasdaq in a business combination agreement with Gores Guggenheim, Inc. Full information on this definitive agreement can be found here.

Polestar has produced two electric performance cars. The Polestar 1 was built between 2019 and 2021 as a low-volume electric performance hybrid GT with a carbon fiber body, 609 hp, 1,000 Nm and an electric-only range of 124 km (WLTP) – the longest of any hybrid car in the world.

The Polestar 2 electric performance fastback is the company’s first fully electric, high volume car. The Polestar 2 model range includes three variants with a combination of long- and standard range batteries as large as 78 kWh, and dual- and single-motor powertrains with as much as 300 kW / 408 hp and 660 Nm.

In the coming three years, Polestar plans to launch one new electric vehicle per year, starting with Polestar 3 in 2022 – the company’s first electric performance SUV. Polestar 4 is expected to follow in 2023, a smaller electric performance SUV coupe.

In 2024, the Polestar 5 electric performance 4-door GT is planned to be launched as the production evolution of Polestar Precept – the manifesto concept car that Polestar released in 2020 that showcases the brand’s future vision in terms of design, technology, and sustainability. As the company seeks to reduce its climate impact with every new model, Polestar aims to produce a truly climate-neutral car by 2030.

About Gores Guggenheim, Inc.

Gores Guggenheim, Inc. (Nasdaq: GGPI, GGPIW, and GGPIU) is a special purpose acquisition company sponsored by an affiliate of The Gores Group, LLC, founded by Alec Gores, and by an affiliate of Guggenheim Capital, LLC. Gores Guggenheim completed its initial public offering in April 2021, raising approximately USD 800 million in cash proceeds for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Gores Guggenheim’s strategy is to identify and complete business combinations with market leading companies with strong equity stories that will benefit from the growth capital of the public equity markets and be enhanced by the experience and expertise of Gores’ and Guggenheim’s long history and track record of investing in and operating businesses.

Forward-Looking Statements

Certain statements in this press release (“Press Release”) may be considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or the future financial or operating performance of Gores Guggenheim, Inc. (“Gores Guggenheim”), Polestar Performance AB and/or its affiliates (the “Company”) and Polestar Automotive Holding UK Limited (“ListCo”). For example, projections of future Adjusted EBITDA or revenue and other metrics are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential”, “forecast”, “plan”, “seek”, “future”, “propose” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Gores Guggenheim and its management, and the Company and its management, as the case may be, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of definitive agreements with respect to the Business Combination; (2) the outcome of any legal proceedings that may be instituted against Gores Guggenheim, the combined company or others following the announcement of the Business Combination and any definitive agreements with respect thereto; (3) the inability to complete the Business Combination due to the failure to obtain approval of the stockholders of Gores Guggenheim, to obtain financing to complete the Business Combination or to satisfy other conditions to closing; (4) changes to the proposed structure of the Business Combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the Business Combination; (5) the ability to meet stock exchange listing standards following the consummation of the Business Combination; (6) the risk that the Business Combination disrupts current plans and operations of the Company as a result of the announcement and consummation of the Business Combination; (7) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (8) costs related to the Business Combination; (9) risks associated with changes in applicable laws or regulations and the Company’s international operations; (10) the possibility that the Company or the combined company may be adversely affected by other economic, business, and/or competitive factors; (11) the Company’s estimates of expenses and profitability; (12) the Company’s ability to maintain agreements or partnerships with its strategic partners Volvo Cars and Geely and to develop new agreements or partnerships; (13) the Company’s ability to maintain relationships with its existing suppliers and strategic partners, and source new suppliers for its critical components, and to complete building out its supply chain, while effectively managing the risks due to such relationships; (14) the Company’s reliance on its partnerships with vehicle charging networks to provide charging solutions for its vehicles and its strategic partners for servicing its vehicles and their integrated software; (15) the Company’s ability to establish its brand and capture additional market share, and the risks associated with negative press or reputational harm, including from lithium-ion battery cells catching fire or venting smoke; (16) delays in the design, manufacture, launch and financing of the Company’s vehicles and the Company’s reliance on a limited number of vehicle models to generate revenues; (17) the Company’s ability to continuously and rapidly innovate, develop and market new products; (18) risks related to future market adoption of the Company’s offerings; (19) increases in costs, disruption of supply or shortage of materials, in particular for lithium-ion cells or semiconductors; (20) the Company’s reliance on its partners to manufacture vehicles at a high volume, some of which have limited experience in producing electric vehicles, and on the allocation of sufficient production capacity to the Company by its partners in order for the Company to be able to increase its vehicle production capacities; (21) risks related to the Company’s distribution model; (22) the effects of competition and the high barriers to entry in the automotive industry, and the pace and depth of electric vehicle adoption generally on the Company’s future business; (23) changes in regulatory requirements, governmental incentives and fuel and energy prices; (24) the impact of the global COVID-19 pandemic on Gores Guggenheim, the Company, the Company’s post business combination’s projected results of operations, financial performance or other financial metrics, or on any of the foregoing risks; and (25) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in Gores Guggenheim’s final prospectus relating to its initial public offering (File No. 333-253338) declared effective by the SEC on March 22, 2021, and other documents filed, or to be filed, with the SEC by Gores Guggenheim or ListCo, including the Registration/Proxy Statement. There may be additional risks that neither Gores Guggenheim, the Company nor ListCo presently know or that Gores Guggenheim, the Company or ListCo currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements.

Nothing in this Press Release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Neither Gores Guggenheim, the Company nor ListCo undertakes any duty to update these forward-looking statements.

Additional Information

In connection with the proposed Business Combination, (i) ListCo has filed with the SEC a Registration/Proxy Statement, and (ii) Gores Guggenheim will file a definitive proxy statement relating to the proposed Business Combination (the “Definitive Proxy Statement”) and will mail the Definitive Proxy Statement and other relevant materials to its stockholders after the Registration/Proxy Statement is declared effective. The Registration/Proxy Statement will contain important information about the proposed Business Combination and the other matters to be voted upon at a meeting of Gores Guggenheim stockholders to be held to approve the proposed Business Combination. This Press Release does not contain all the information that should be considered concerning the proposed Business Combination and is not intended to form the basis of any investment decision or any other decision in respect of the Business Combination. Before making any voting or other investment decisions, securityholders of Gores Guggenheim and other interested persons are advised to read, the Registration/Proxy Statement and the amendments thereto and the Definitive Proxy Statement and other documents filed in connection with the proposed Business Combination, as these materials will contain important information about Gores Guggenheim, the Company, ListCo and the Business Combination. When available, the Definitive Proxy Statement and other relevant materials for the proposed Business Combination will be mailed to stockholders of Gores Guggenheim as of a record date to be established for voting on the proposed Business Combination. Stockholders will also be able to obtain copies of the Registration/Proxy Statement, the Definitive Proxy Statement and other documents filed with the SEC, without charge, once available, at the SEC’s website at www.sec.gov, or by directing a request to: Gores Guggenheim, Inc., 6260 Lookout Rd., Boulder, CO 80301, attention: Jennifer Kwon Chou.

INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Participants in the Solicitation

Gores Guggenheim and certain of its directors and executive officers may be deemed participants in the solicitation of proxies from Gores Guggenheim’s stockholders with respect to the proposed Business Combination. A list of the names of those directors and executive officers and a description of their interests in Gores Guggenheim is set forth in Gores Guggenheim’s filings with the SEC (including Gores Guggenheim’s final prospectus related to its initial public offering (File No. 333-253338) declared effective by the SEC on March 22, 2021), and are available free of charge at the SEC’s website at www.sec.gov, or by directing a request to Gores Guggenheim, Inc., 6260 Lookout Rd., Boulder, CO 80301, attention: Jennifer Kwon Chou. Additional information regarding the interests of such participants is contained in the Registration/Proxy Statement.

The Company and ListCo, and certain of their directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of Gores Guggenheim in connection with the proposed Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed Business Combination is included in the Registration/Proxy Statement.

No Offer and Non-Solicitation

This Press Release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential transaction and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of Gores Guggenheim, the Company or ListCo, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.

Contacts

For inquiries regarding Polestar:

Bojana Flint

Polestar (Investor Relations)

bojana.flint@polestar.com

Jonathan Goodman

Polestar

jonathan.goodman@polestar.com

Andrew Lytheer

Polestar

andrew.lytheer@polestar.com

John Paolo Canton

Polestar

jp.canton@polestar.com

For inquiries regarding The Gores Group and affiliates:

Jennifer Kwon Chou

Managing Director

The Gores Group

jchou@gores.com

John Christiansen/Cassandra Bujarski

Sard Verbinnen & Co

GoresGroup-SVC@sardverb.com